Execution Version AMENDED AND RESTATED VARIABLE ANNUITIES FUNDS WITHHELD COINSURANCE AGREEMENT by and between JACKSON NATIONAL LIFE INSURANCE COMPANY and BROOKE LIFE REINSURANCE COMPANY Original Effective Date: January 1, 2024 A&R Effective Date: December 1, 2025

i TABLE OF CONTENTS Page Article I DEFINITIONS Section 1.1. Definitions ........................................................................................................... 1 Section 1.2. Interpretation ..................................................................................................... 10 Article II REINSURANCE OF REINSURED LIABILITIES Section 2.1. Plan of Reinsurance ........................................................................................... 11 Section 2.2. Follow the Fortunes ........................................................................................... 11 Section 2.3. Reinstatements ................................................................................................... 12 Section 2.4. Parties to Coinsurance ........................................................................................ 12 Section 2.5. Changes to Reinsured Guaranteed Benefits ........................................................ 12 Section 2.6. Assumed Reinsurance ........................................................................................ 13 Article III REINSURANCE Premium; Ceding Commission; Closing Section 3.1. Initial Reinsurance Premium. ............................................................................. 13 Section 3.2. Ongoing Reinsurance Premium .......................................................................... 14 Section 3.3. Ceding Commission ........................................................................................... 14 Article IV FUNDS WITHHELD ACCOUNT; ADMINISTRATION; HEDGING PROGRAM Section 4.1. Funds Withheld Account .................................................................................... 15 Section 4.2. Withdrawals ....................................................................................................... 15 Section 4.3. Substitution ........................................................................................................ 16 Section 4.4. Administration ................................................................................................... 16 Section 4.5. Expense Allowance ............................................................................................ 17 Section 4.6. Non-Guaranteed Elements ................................................................................. 17 Section 4.7. Ultimate Authority ............................................................................................. 17 Section 4.8. Hedging Program ............................................................................................... 17

ii Article V ACCOUNTING, SETTLEMENT AND REPORTING Section 5.1. Ceding Company Quarterly Settlement Reports ................................................. 18 Section 5.2. Remittances ....................................................................................................... 19 Section 5.3. Additional Reporting .......................................................................................... 20 Section 5.4. Access to and Audits of Records ........................................................................ 20 Article VI ARBITRATION Section 6.1. Agreement to Arbitrate; Request for Arbitration ................................................. 20 Section 6.2. Selection of the Arbitration Panel ....................................................................... 20 Section 6.3. Confidentiality ................................................................................................... 21 Section 6.4. Scheduling ......................................................................................................... 21 Section 6.5. Conduct of the Arbitration and the Award .......................................................... 21 Section 6.6. Costs .................................................................................................................. 21 Article VII INSOLVENCY Section 7.1. Payment of Reinsured Guaranteed Benefits under an Insolvency ........................ 21 Section 7.2. Required Notice of and Defense against Claims ................................................. 21 Section 7.3. Insolvency of Reinsurer ..................................................................................... 22 Article VIII DURATION AND TERMINATION Section 8.1. Duration ............................................................................................................. 22 Section 8.2. Termination by the Ceding Company ................................................................. 22 Section 8.3. Termination by the Reinsurer ............................................................................. 22 Section 8.4. Terminal Accounting and Settlement ................................................................. 23 Article IX REPRESENTATIONS AND WARRANTIES Section 9.1. Representations and Warranties of the Ceding Company .................................... 24 Section 9.2. Representations and Warranties of the Reinsurer ................................................ 24

iii Article X REINSURANCE CREDIT Section 10.1. Reinsurance Credit ............................................................................................. 25 Article XI MISCELLANEOUS Section 11.1. Entire Agreement ............................................................................................... 25 Section 11.2. Notices ............................................................................................................... 26 Section 11.3. Confidentiality ................................................................................................... 27 Section 11.4. Errors, Omissions, Misunderstandings and Oversights ....................................... 27 Section 11.5. Amendment; Modification and Waiver .............................................................. 27 Section 11.6. No Third Party Beneficiaries .............................................................................. 27 Section 11.7. Assignment ........................................................................................................ 27 Section 11.8. Further Assurances ............................................................................................. 27 Section 11.9. Governing Law .................................................................................................. 27 Section 11.10. Counterparts....................................................................................................... 28 Section 11.11. Severability ........................................................................................................ 28 Section 11.12. Tax Matters ........................................................................................................ 28 Section 11.13. Tax Forms .......................................................................................................... 29 Section 11.14. Survival ............................................................................................................. 29 Section 11.15. Territories .......................................................................................................... 29 Section 11.16. OFAC Exclusion ................................................................................................ 29 Schedules Schedule 5.1 Form of Quarterly Settlement Reports Schedule 8.4(a)(i) Form of Terminal Settlement Statement Schedule 8.4(a)(ii) Form of Recapture Payment Statement Exhibits Exhibit A Expense Allowance Exhibit B Hedging Guidelines

AMENDED AND RESTATED VARIABLE ANNUITIES FUNDS WITHHELD COINSURANCE AGREEMENT This AMENDED AND RESTATED VARIABLE ANNUITIES FUNDS WITHHELD COINSURANCE AGREEMENT (this “Agreement”) is entered into as of December 22, 2025, and effective as of the A&R Effective Time (as defined below), by and between Jackson National Life Insurance Company, a Michigan domiciled stock life insurance company (the “Ceding Company”), and Brooke Life Reinsurance Company, a Michigan domiciled pure captive insurance company (the “Reinsurer”). The Ceding Company and the Reinsurer are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties.” W I T N E S S E T H: WHEREAS, the Ceding Company has issued, and intends to continue issuing, certain VA Contracts (as defined below) with Reinsured Guaranteed Benefits (as defined below); WHEREAS, the Ceding Company may, from time to time, assume and reinsure certain VA Contracts with Reinsured Guaranteed Benefits issued by insurance companies not Affiliated with the Ceding Company; WHEREAS, the Ceding Company and the Reinsurer entered into that certain Variable Annuities Funds Withheld Coinsurance Agreement, dated as of January 23, 2024 and effective as of January 1, 2024 (the “Original Coinsurance Agreement”), pursuant to which the Ceding Company ceded, and the Reinsurer reinsured, on a one hundred percent (100%) funds withheld coinsurance basis the Existing Liabilities (as defined below); and WHEREAS, upon the terms and subject to the conditions set forth herein, effective as of the A&R Effective Time (as defined below), the Ceding Company and the Reinsurer desire to amend and restate the Original Coinsurance Agreement in its entirety in the form of this Agreement. NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows: ARTICLE I DEFINITIONS Section 1.1. Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement: “A&R Effective Date” shall mean December 1, 2025.

2 “A&R Effective Time” shall mean 12:00:01 a.m. (eastern time) on the A&R Effective Date. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Agreement” has the meaning set forth in the Preamble. “Applicable Effective Time” means, in respect of a Reinsured Guaranteed Benefit, 12:00:01 a.m. (eastern time) on the date on which such Reinsured Guaranteed Benefit was ceded by the Ceding Company and reinsured by the Reinsurer under this Agreement. “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in Lansing, Michigan are authorized or required by applicable Law to be closed for business. “Ceding Company” has the meaning set forth in the Preamble. “Ceding Company Termination Event” means (i) any failure by the Reinsurer (or any successor by operation of law of the Reinsurer, including any receiver, liquidator, rehabilitator, conservator or similar Person of the Reinsurer) to perform or observe any of the material terms or conditions under this Agreement if such failure has not been cured within sixty (60) calendar days after the Reinsurer’s receipt of written notice thereof from the Ceding Company; (ii) the placement of the Reinsurer into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings (whether voluntary or involuntary), or the institution of proceedings against the Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or assume control of its operations; or (iii) the occurrence of a Reinsurance Credit Event, if not cured as set forth in Section 10.1(a). “Closed Hedge” means any Hedge that ceases to be in effect whether due to sale, termination, exercise, expiration, maturity, settlement, novation or otherwise. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto. “Contract Owner” means any Person who or that is the owner of a VA Contract with Reinsured Guaranteed Benefits or Reinsured Guaranteed Benefits (as applicable) or has the right to terminate or lapse a VA Contract with Reinsured Guaranteed Benefits or Reinsured Guaranteed Benefits (as applicable), effect changes of beneficiary or coverage limits, add or terminate Persons covered by the Reinsured Guaranteed Benefits or direct any other changes with respect to the Reinsured Guaranteed Benefits.

3 “Custody Agreements” means (a) that certain Custody Agreement (U.S. Securities), dated as of March 28, 2000, by and between The Bank of New York n/k/a The Bank of New York Mellon, as custodian, and the Ceding Company, (b) that certain Custody Agreement (IM Seg), dated as of April 1, 2020, by and between The Bank of New York Mellon, as custodian, and the Ceding Company and (c) any custody agreement entered into by the Ceding Company on or after the date hereof pursuant to which the Funds Withheld Account Assets will be managed. “Deferred Hedge Gains” has the meaning set forth in Section 4.8(d). “Deferred Hedge Losses” has the meaning set forth in Section 4.8(d). “Election” has the meaning set forth in Section 11.12(a). “Existing Liabilities” means the Reinsured Liabilities ceded under the Original Reinsurance Agreement prior to the A&R Effective Time. “Expense Allowance” has the meaning set forth in Section 4.5. “Extra Contractual Obligations” means all liabilities, obligations and other losses (including lost profits) incurred or arising at any time under or relating to any Reinsured Guaranteed Benefits that are not covered by, or that are in excess of, the contractual benefits arising under the express terms and conditions of such Reinsured Guaranteed Benefits, including without limitation, any liability for fines, penalties, forfeitures, fees, excess or penalty interest, compensatory damages, punitive, exemplary, special, incidental, treble, bad faith, tort or any other form of extra contractual damages relating to the Reinsured Guaranteed Benefits and reasonable attorneys’ fees and expenses awarded, which arise from any act, error or omission of a Party or its designees, whether or not intentional, fraudulent, negligent, in bad faith, resulting from willful misconduct or a misrepresentation or other misconduct, including any act, error or omission of a Party, any of its Affiliates or its designees relating to (i) the marketing, underwriting, sales, production, issuance, delivery, cancellation or administration of the Reinsured Guaranteed Benefits, (ii) the investigation, defense, trial, settlement or handling of claims, benefits or payments arising out of or relating to the Reinsured Guaranteed Benefits or (iii) the failure to pay or the delay in payment, or errors in calculating or administering the payment, of benefits, claims or any other amounts due or alleged to be due under or in connection with the Reinsured Guaranteed Benefits. “Fair Market Value” means, as of any date of determination, (i) as to cash, the amount of it and (ii) as to an asset other than cash, the fair value thereof calculated in accordance with GAAP plus accrued interest thereon. “Final Initial Reinsurance Premium Amount” has the meaning set forth in Section 3.1(c). “Funds Withheld Account” has the meaning set forth in Section 4.1(a). “Funds Withheld Account Actual Balance” means, as of any date of determination, the Statutory Book Value of the Funds Withheld Account Assets, calculated as of such date.

4 “Funds Withheld Account Adjustment” means, as of the last day of any Quarterly Settlement Period, an amount equal to (a) the Funds Withheld Account Required Balance as of such date minus (b) the Funds Withheld Account Actual Balance after giving effect to the Quarterly Settlement Amount payment for the Quarterly Settlement Period ending on such date. “Funds Withheld Account Assets” means those assets deposited to the Funds Withheld Account pursuant to this Agreement and all proceeds from, and reinvestments of, all such assets and any investment income received and due but unpaid thereon (excluding any Deferred Hedge Gains and Deferred Hedge Losses). “Funds Withheld Account Required Balance” means, as of any date of determination, an amount equal to the Statutory Reserve Amount plus IMR created in respect of the Funds Withheld Account Assets after the Original Effective Time. “GAAP” means generally accepted accounting principles and practices in the United States, consistently applied, as in effect from time to time. “Governmental Authority” means any government, legislature, political subdivision, court, regulatory body or administrative agency or other instrumentality thereof, whether federal, state, local or foreign and including any regulatory authority which may be partly or wholly autonomous. “Guaranteed Benefits Fees” means any fees, charges or payments (including premium, if applicable) due to the Ceding Company in respect of the Reinsured Guaranteed Benefits (including, for the avoidance of doubt, the portion of base contract fees allocable to Reinsured Guaranteed Benefits associated with a VA Contract), in each case, received by the Ceding Company after the Applicable Effective Time and net of amounts actually due from the Ceding Company in respect of Other Reinsurance; provided, however, that the Guaranteed Benefits Fees applicable to a Reinsured Guaranteed Benefit shall not exceed the income received by the Ceding Company in respect thereof or allocable thereto. “Hedge” means any equity or interest rate option, swap, forward or other derivative transaction, whether cleared or over-the-counter, identified by the Ceding Company at the time of execution as entered into pursuant to the Hedging Program. “Hedge Administration” means all tasks, functions and activities reasonably necessary or incidental to initiate, renew, manage and administer the Hedging Program, including, but not limited to, negotiating and executing any trading documentation, selecting counterparties, requesting quotes, placing orders, posting margin Hedge Collateral, making variation margin and other scheduled payments or terminating or settling any Hedges. “Hedge Collateral” means any initial margin, variation margin or other collateral posted or received, or deemed posted or received, by or to, as applicable, the Ceding Company in connection with any Hedges, but not including any variation margin posted or received, or deemed posted or received, with respect to Hedges cleared through an exchange or clearinghouse.

5 “Hedge Funding Costs” means, with respect to any Quarterly Settlement Period, the aggregate net financing costs incurred, or deemed incurred, by the Ceding Company with respect to the sum of (a) borrowing costs related to the Initial Hedge Premiums and (b) borrowing cost related to the Deferred Hedge Losses or lending cost related to the Deferred Hedge Gains, in each case, as determined by the Ceding Company in a commercially reasonable manner. “Hedge Results” means, with respect to any Quarterly Settlement Period, an amount (whether positive or negative) equal to the sum, without duplication, of: (a) (i) the sum of all payments received by the Ceding Company with respect to any sale, termination, exercise, expiration, maturity, settlement, novation or other similar event with respect to the Closed Hedges during the Quarterly Settlement Period less (ii) the sum of all payments made by the Ceding Company with respect to any sale, termination, exercise, expiration, maturity, settlement, novation or other similar event with respect to the Closed Hedges during the Quarterly Settlement Period, decreased or increased (iii) by the Initial Hedge Premiums paid or received, as applicable, with respect to any Closed Hedges during the Quarterly Settlement Period; plus (b) (i) the aggregate Fair Market Value to the Ceding Company of Open Hedges as of the end of such Quarterly Settlement Period (or, if such Hedges were not Open Hedges at the end of such Quarterly Settlement Period, zero (0)) decreased or increased by the Initial Hedge Premiums paid or received, as applicable, at any time with respect to the Open Hedges less (ii) the aggregate Fair Market Value of Open Hedges to the Ceding Company as of the beginning of such Quarterly Settlement Period (or, if such Hedges were not in effect at the beginning of such Quarterly Settlement Period, zero (0)) decreased or increased by the Initial Hedge Premiums paid or received, as applicable, at any time with respect to the Open Hedges, plus (c) any payments, other than Initial Hedge Premiums or other payments included under clause (a), received by the Ceding Company with respect to any Hedges during such Quarterly Settlement Period less the sum of all payments, other than Initial Hedge Premiums, made by the Ceding Company with respect to any Hedges during such Quarterly Settlement Period, including, in the case of clause (c), any payments of variation margin posted or received, or deemed posted or received, with respect to Hedges cleared through an exchange or clearinghouse, but not, for the avoidance of doubt, any Hedge Collateral posted or received, or deemed posted or received, in connection with such Hedges or any interest or distributions on any such Hedge Collateral. “Hedging Guidelines” means the Hedging Guidelines provided by the Reinsurer to the Ceding Company attached as Exhibit B hereto (as may be amended in writing from time to time by the Reinsurer and the Ceding Company). “Hedging Program” means the execution by the Ceding Company, from time to time, of any Hedges, and the Hedge Administration related thereto, in each case, in accordance with the Hedging Guidelines.

6 “In-Force Liabilities” means the Reinsured Liabilities in respect of guaranteed minimum accumulation benefits issued with or embedded within a VA Contract issued by the Ceding Company prior to the A&R Effective Time. “Initial Hedge Premiums” means amounts paid or received to enter into a Hedge. “Initial Reinsurance Premium Amount” has the meaning set forth in Section 3.1(a). “Interest Maintenance Reserve” or “IMR” means, as of any date of determination, the interest maintenance reserves, positive or negative, in respect of the business ceded under this Agreement that is in force as of the Original Effective Time and any interest maintenance reserve that is created thereafter in respect thereof, in each case, calculated in accordance with the Ceding Company’s application of Michigan SAP, as of such date of determination. For the avoidance of doubt, there shall be no interest maintenance reserve created through the initial transfer of an asset to the Funds Withheld Account, and no such initial transfer of an asset shall have an impact (positive or negative) on IMR. “Interest Rate” means the annual yield rate, on the date to which the 90-Day Treasury Rate relates, of actively traded U.S. Treasury securities having a remaining duration to maturity of three (3) months, as such rate is published under “Treasury Constant Maturities” in Federal Reserve Statistical Release H.15(519). “Investment Policy” means the Statement of Investment Policy and Objectives included in the Amended and Restated Discretionary Investment Management Agreement, dated as of January 1, 2010, by and among the Ceding Company, Brooke Life Insurance Company and PPM America, Inc. (as may be amended, modified or supplemented from time to time). “Law” means domestic or foreign federal, state or local statute, law, ordinance, code or common law or any rules, regulations, administrative interpretations or orders issued by any Governmental Authority pursuant to any of the foregoing, and any order, writ, injunction, directive, administrative interpretation, judgment or decree applicable to a Person or such Person’s business, properties, assets, officers, directors, employees or agents. “Non-Guaranteed Elements” has the meaning set forth in Section 4.6. “OFAC Laws” means the sanctions Laws administered by the U.S. Treasury Department’s Office of Foreign Assets. “Open Hedge” means, at any time, any Hedge that is in effect at such time. “Original Coinsurance Agreement” has the meaning set forth in the Recitals. “Original Effective Date” means January 1, 2024. “Original Effective Time” means 12:00:01 a.m. (eastern time) on the Original Effective Date.

7 “Other Reinsurance” means reinsurance ceded by the Ceding Company from time to time to any other reinsurer with respect to liabilities of the Ceding Company related to the Reinsured Guaranteed Benefits. “Party” and “Parties” have the meaning set forth in the Preamble. “Person” means any natural person, corporation, company, partnership, association, limited liability company, limited partnership, limited liability partnership, trust or other legal entity or organization, including a Governmental Authority. “Premium Reconciliation Amount” has the meaning set forth in Section 3.1(d). “Premium Taxes” means, with respect to any period, the Taxes (including retaliatory Taxes), assessments and fees imposed on premiums relating to the Reinsured Guaranteed Benefits during such period by any state, local, or municipal Tax Authority. “Quarterly Hedge Net Result” means, with respect to any Quarterly Settlement Period, the amount (whether positive or negative) equal to (a) Hedge Results for such Quarterly Settlement Period minus (b) Hedge Funding Costs for such Quarterly Settlement Period. “Quarterly Hedge Net Result Amount” has the meaning set forth in Section 4.8(d). “Quarterly Hedge Settlement Amount” means, with respect to any Quarterly Settlement Period, the sum (whether positive or negative) of (a) the Quarterly Hedge Net Result Amount allocated to such Quarterly Settlement Period pursuant to Section 4.8(d) less (b) the aggregate of all Deferred Hedge Losses allocated to such Quarterly Settlement Period pursuant to Section 4.8(d) plus (c) the aggregate of all Deferred Hedge Gains allocated to such Quarterly Settlement Period pursuant to Section 4.8(d). “Quarterly Settlement Amount” has the meaning set forth in Section 5.2(a). “Quarterly Settlement Date” has the meaning set forth in Section 5.2(a)(ii). “Quarterly Settlement Period” means each calendar quarter during the term of this Agreement or any fraction thereof beginning on the Original Effective Date or ending on the Termination Date. The first Quarterly Settlement Period commenced on the Original Effective Date and ended on the last day of the calendar quarter in which the Original Effective Date fell, and the last Quarterly Settlement Period shall commence on the first day of the calendar quarter in which the Termination Date falls and end on the Termination Date. “Quarterly Settlement Report” has the meaning set forth in Section 5.1. “Recapture Payment Amount” has the meaning set forth in Section 8.4(a). “Recapture Payment Statement” has the meaning set forth in Section 8.4(a). “Reinsurance Credit Event” has the meaning set forth in Section 10.1(a).

8 “Reinsured Guaranteed Benefits” means (a) (i) all add-on and inherent guaranteed death benefits and guaranteed living benefits (including guaranteed minimum death benefits (“GMDB”), guaranteed minimum withdrawal benefits (“GMWB”), guaranteed minimum accumulation benefits (“GMAB”) and similar types of benefits), in each case, issued with or embedded within a VA Contract, and (ii) contingent deferred annuity (“CDA”) contracts that are, in each case, issued by the Ceding Company prior to the A&R Effective Time or (b) (i) all add- on and inherent guaranteed death benefits and guaranteed living benefits (including GMDB, GMWB, GMAB and similar types of benefits), in each case, issued with or embedded within a VA Contract, and (ii) CDA contracts that are, in each case, issued or (unless mutually agreed by the Parties to not be ceded hereunder pursuant to Section 2.6) assumed (including via reinsurance) by the Ceding Company on or after the A&R Effective Time to the extent classified by the Ceding Company as of the same or a similar type as those identified in the foregoing clause (a). For the avoidance of doubt, “Reinsured Guaranteed Benefits” shall not include the base VA Contracts under which such Reinsured Guaranteed Benefits are issued except for the inherent guaranteed benefits embedded within a VA Contract. Notwithstanding the foregoing, “Reinsured Guaranteed Benefits” shall not include (x) any guaranteed minimum income benefits or (y) any add-on or inherent guaranteed benefits issued with or embedded within a VA Contract or a CDA contract, solely in respect of clause (y), issued or delivered in the State of New York and assumed (including via reinsurance) by the Ceding Company (in its capacity as reinsurer) from another insurance company (in its capacity as cedant). “Reinsured Liabilities” means (a) all claims, obligations, indemnities, losses or liabilities arising under, in connection with, or with respect to, the Reinsured Guaranteed Benefits (other than, in all cases, Extra Contractual Obligations) and payable on or after the Applicable Effective Time, (b) Premium Taxes (if applicable) and (c) Reinsurer Extra Contractual Obligations, in each case of the foregoing clauses (a), (b) and (c), net of amounts actually due (and to the extent actually collected) in respect of Other Reinsurance. Notwithstanding the foregoing, “Reinsured Liabilities” shall not include (and this Agreement shall not cover) any liability or assessment in connection with the participation by the Ceding Company, whether involuntary or voluntary, in any guaranty fund, assigned risk plan, insolvency fund or other residual market mechanism of any kind established or governed by any state or jurisdiction of the Ceding Company’s domicile or any other state or jurisdiction on account of the Reinsured Guaranteed Benefits. For the avoidance of doubt, “Reinsured Liabilities” in respect of the Reinsured Guaranteed Benefits shall only include claims, obligations, indemnities, losses or liabilities or other similar amounts in excess of the applicable underlying account value. “Reinsurer” has the meaning set forth in the Preamble. “Reinsurer Extra Contractual Obligations” means any Extra Contractual Obligations for which the Reinsurer directed or consented to the action or omission that led to the incurrence of such Extra Contractual Obligations. “Reinsurer Termination Event” means any failure by the Ceding Company (or any successor by operation of law of the Ceding Company, including any receiver, liquidator, rehabilitator, conservator or similar Person of the Ceding Company) to pay any amount due hereunder if such failure has not been cured within sixty (60) calendar days after the Ceding Company’s receipt of written notice thereof from the Reinsurer.

9 “SAP” means the statutory accounting practices and procedures required or permitted by the insurance regulatory authority of the State of Michigan, consistently applied, as in effect from time to time, including any permitted practice for the benefit of the Ceding Company. “Statutory Book Value” means, for any asset, as of any date of determination, the carrying value of such asset in the statutory books of the Ceding Company as of such date, determined in accordance with SAP (including any impairments required thereby), plus accrued interest thereon. “Statutory Reserve Amount” means, as of any date of determination, the difference between (a) the aggregate statutory reserve amount without giving effect to this Agreement and (b) the aggregate statutory reserve amount with giving effect to this Agreement, in each case, that the Ceding Company is required to hold for purposes of its statutory financial statements as of such date, calculated in accordance with Michigan SAP as in effect at such date of determination. “Tax” means any and all federal, state, foreign or local income, gross receipts, premium, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, goods and services, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, fee, duty, levy, custom, tariff, impost, assessment or charge of the same or of a similar nature to any of the foregoing, including any interest, penalty or addition thereto. “Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax. “Terminal Settlement Amount” has the meaning set forth in Section 8.4(a). “Terminal Settlement Period” means the final Quarterly Settlement Period hereunder. “Terminal Settlement Statement” has the meaning set forth in Section 8.4(a). “Termination Date” has the meaning set forth in Section 8.1. “Umpire” has the meaning set forth in Section 6.2. “VA Contracts” means the individual variable annuity contracts and individual certificates on group variable annuity contracts, in each case, issued by the Ceding Company prior to, on or after the Original Effective Time. For the avoidance of doubt, “VA Contracts” does not include registered index-linked annuity contracts.

10 Section 1.2. Interpretation. (a) As used in this Agreement, references to the following terms have the meanings indicated: (i) to the Preamble or to the Recitals, Sections, Articles, Exhibits or Schedules are to the Preamble or a Recital, Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise clearly indicated to the contrary; (ii) to any contract (including this Agreement) or “organizational document” are to the contract or organizational document as amended, modified, supplemented or replaced from time to time; (iii) to any Law are to such Law as amended, modified, supplemented or replaced from time to time and all rules and regulations promulgated thereunder, and to any section of any Law include any successor to such section; (iv) to any Governmental Authority include any successor to the Governmental Authority and to any Affiliate include any successor to the Affiliate; (v) to any “copy” of any contract or other document or instrument are to a true and complete copy thereof; (vi) to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary; (vii) to the “date of this Agreement,” “the date hereof” and words of similar import refer to December 22, 2025; and (viii) to “this Agreement” include the Exhibits and Schedules to this Agreement. (b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The word “or” need not be exclusive. Any singular term in this Agreement (including any pronoun) will be deemed to include the plural, and any plural term (including any pronoun) the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. (c) Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a Business Day, the Party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day occurring in the eastern time zone. With respect to any determination of any period of time, unless otherwise set

11 forth herein, the word “from” means “from and including” and the word “to” means “to but excluding.” (d) The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. (e) References to “dollars” or “$” mean United States dollars, unless otherwise clearly indicated to the contrary. Whenever any cash amount is payable hereunder, such amount shall be paid to the Person entitled to receive such payment by wire transfer of immediately available funds to one or more accounts specified in writing by the recipient. (f) The Parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. (g) No summary of this Agreement prepared by or on behalf of any Party shall affect the meaning or interpretation of this Agreement. (h) All capitalized terms used without definition in the Exhibits and Schedules to this Agreement shall have the meanings ascribed to such terms in this Agreement. ARTICLE II REINSURANCE OF REINSURED LIABILITIES Section 2.1. Plan of Reinsurance. (a) Subject to the terms and conditions of this Agreement, the Ceding Company hereby cedes to the Reinsurer, and the Reinsurer hereby accepts and reinsures, on a funds withheld coinsurance basis, one hundred percent (100%) of (i) the Existing Liabilities, (ii) the In-Force Liabilities as of the A&R Effective Time and (iii) the Reinsured Liabilities incurred on and after the A&R Effective Time. In connection therewith, for the avoidance of doubt, the Existing Liabilities shall remain in place and shall not be deemed to have been recaptured or receded. (b) The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is terminated as provided herein. Section 2.2. Follow the Fortunes. The Reinsurer’s liability under this Agreement shall attach simultaneously with that of the Ceding Company under the Reinsured Guaranteed Benefits and the Reinsured Liabilities, and the Reinsurer’s liability under this Agreement shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, waivers and Guaranteed Benefits Fees, and to the same modifications, alterations and terminations, as the respective Reinsured Guaranteed Benefits and Reinsured Liabilities to which liability under this Agreement attaches, the true intent of this Agreement being that the Reinsurer shall follow the

12 fortunes of the Ceding Company with respect to the Reinsured Guaranteed Benefits and the Reinsured Liabilities, and the Reinsurer shall be bound, without limitation, by all payments and settlements with respect to the Reinsured Guaranteed Benefits and the Reinsured Liabilities entered into by or on behalf of the Ceding Company. Section 2.3. Reinstatements. If Reinsured Guaranteed Benefits that were reduced, terminated or lapsed are reinstated in accordance with the Reinsured Guaranteed Benefits or the VA Contracts terms and applicable Law, the reinsurance for such Reinsured Guaranteed Benefits under this Agreement will be reinstated automatically to the amount that would have been in force if the Reinsured Guaranteed Benefits had not been reduced, terminated or lapsed; provided that each of the following conditions are met: (a) To the extent that the reinstatement of such Reinsured Guaranteed Benefits requires payment by the applicable Contract Owner of fees, contract charges or premiums, the Ceding Company shall owe to the Reinsurer an amount determined by applying the terms of this Agreement to the amount received from such Contract Owner; and (b) To the extent that the reinstatement of such Reinsured Guaranteed Benefits requires reimbursement by the Contract Owner of amounts paid to such Contract Owner, the Ceding Company shall owe to the Reinsurer the portion of the amount received from such Contract Owner that was paid by the Reinsurer under the terms of this Agreement. Section 2.4. Parties to Coinsurance. Article II of this Agreement provides for indemnity reinsurance on a funds withheld coinsurance basis solely between the Ceding Company and the Reinsurer. The acceptance of reinsurance under this Article II shall not create any right or legal relation between the Reinsurer and any Contract Owner, annuitant, claimant or beneficiary of Reinsured Guaranteed Benefits, and the Ceding Company shall be and remain solely liable to such Contract Owner, annuitant, claimant or beneficiary with respect to the Reinsured Guaranteed Benefits. Section 2.5. Changes to Reinsured Guaranteed Benefits. (a) From and after the Applicable Effective Time, the Ceding Company shall have the right to make changes, amendments or modifications in, or provide any waivers with respect to, the terms and conditions of any of the Reinsured Guaranteed Benefits to the extent required in accordance with the terms of the Reinsured Guaranteed Benefits or VA Contracts or as required by any Governmental Authority or applicable Law. To the extent that, after the Applicable Effective Time, (i) the Ceding Company makes any changes, amendments or modifications in, or provides any waivers with respect to, the terms and conditions of any of the Reinsured Guaranteed Benefits to the extent required in accordance with the terms of the Reinsured Guaranteed Benefits or VA Contracts or as required by any Governmental Authority or applicable Law and (ii) the Ceding Company’s liability in respect of any of the Reinsured Guaranteed Benefits is changed because of such changes, amendments, modifications or waivers, the Reinsurer will reinsure such liability (which shall constitute Reinsured Liabilities) on the reinsurance basis set forth in Section 2.1 and the Ceding Company and the Reinsurer will make in good faith all appropriate adjustments to amounts due to each other under this Agreement. The Ceding Company shall provide written notification to the Reinsurer of any of such changes

13 contemplated under this Section 2.5(a); provided, however, that the failure of the Ceding Company to provide such notice shall not relieve the Reinsurer of its obligations in respect of any Reinsured Liabilities hereunder. (b) To the extent that, after the Applicable Effective Time, the Ceding Company makes any changes, amendments, modifications or waivers with respect to the terms and conditions of any of the Reinsured Guaranteed Benefits other than pursuant to Section 2.5(a), the Ceding Company shall notify the Reinsurer in writing prior to making any such changes, amendments, modifications or waivers. Except as expressly contemplated by Section 2.5(a), any changes, amendments, modifications or waivers with respect to any of the Reinsured Guaranteed Benefits shall not be reinsured hereunder unless made by the Ceding Company with the written approval of the Reinsurer. In the event that any such changes, amendments, modifications or waivers are made to any of the Reinsured Guaranteed Benefits by the Ceding Company without the written approval of the Reinsurer, this Agreement will cover Reinsured Liabilities as if the non-approved changes, amendments, modifications or waivers had not been made to the applicable Reinsured Guaranteed Benefits. Section 2.6. Assumed Reinsurance. In the event that the Ceding Company (in its capacity as reinsurer) accepts reinsurance from another insurance company (in its capacity as cedant) or intends to reinsure guaranteed benefits of the type that would be Reinsured Guaranteed Benefits if ceded hereunder, the Ceding Company shall notify the Reinsurer. The Parties may mutually agree to retrocede such guaranteed benefits hereunder, not retrocede such guaranteed benefits hereunder or retrocede such guaranteed benefits pursuant to another reinsurance agreement. If the Parties agree to reinsure such guaranteed benefits hereunder, the Parties may mutually agree to amend any provision hereof with respect to such guaranteed benefits (e.g., to take into account that an underlying insurance company may be retaining administration or setting non-guaranteed elements). ARTICLE III REINSURANCE PREMIUM; CEDING COMMISSION; CLOSING Section 3.1. Initial Reinsurance Premium. (a) The Parties acknowledge and agree that the Ceding Company paid all required reinsurance premiums to the Reinsurer with respect to the Existing Liabilities as of the A&R Effective Time pursuant to the Original Coinsurance Agreement, and there shall be no additional reinsurance premium due between the Parties with respect thereto as a result of entering into this Agreement except as provided in Section 3.2. (b) In consideration for the Reinsurer to enter into this Agreement in respect of the In-Force Liabilities, on the date hereof, the Ceding Company shall deposit to the Funds Withheld Account cash or investment assets (free and clear of all liens, charges or encumbrances) with a Statutory Book Value, without duplication, together with any accrued investment income, as of the A&R Effective Time equal to an estimate of the Statutory Reserve Amount in respect of the In-Force Liabilities as of the A&R Effective Time (such amount, the “Initial Reinsurance Premium Amount”).

14 (c) Pursuant to Section 3.1(d), the Parties agree to make adjustments to the Initial Reinsurance Premium Amount after the date hereof, as necessary to reflect the actual Statutory Reserve Amount in respect of the In-Force Liabilities as of the A&R Effective Time, as determined after the date hereof (such adjusted amount, the “Final Initial Reinsurance Premium Amount”). (d) The Final Initial Reinsurance Premium Amount will be calculated by the Ceding Company and reported by the Ceding Company to the Reinsurer prior to the sixtieth (60th) calendar day following the date hereof, and if such difference between the Final Initial Reinsurance Premium Amount and the Initial Reinsurance Premium Amount (such difference, the “Premium Reconciliation Amount”) is: (i) a positive number, then the Ceding Company shall deposit to the Funds Withheld Account an amount of cash in immediately available funds, or investment assets with a Statutory Book Value, equal to the Premium Reconciliation Amount; or (ii) a negative number, then the Ceding Company shall withdraw from the Funds Withheld Account an amount of cash in immediately available funds, or investment assets with a Statutory Book Value, equal to the absolute value of the Premium Reconciliation Amount. Notwithstanding the foregoing, if the Premium Reconciliation Amount is determined following the first Funds Withheld Account Adjustment pursuant to Section 5.2, the calculation of the Premium Reconciliation Amount shall give effect to any such Funds Withheld Account Adjustment so as to avoid duplication of the adjustment to the Initial Reinsurance Premium Amount. Section 3.2. Ongoing Reinsurance Premium. As additional consideration for the reinsurance provided hereunder, and subject to the Reinsurer’s compliance with and performance of the terms and conditions of this Agreement, the Reinsurer shall be entitled to receive one hundred percent (100%) of all Guaranteed Benefits Fees in respect of the Reinsured Guaranteed Benefits, and any and all other collections and recoveries relating to the Reinsured Liabilities and the Reinsured Guaranteed Benefits, in each case, solely to the extent such Guaranteed Benefits Fees, collections or other recoveries are actually received by the Ceding Company or a duly appointed agent of the Ceding Company after the A&R Effective Time. Section 3.3. Ceding Commission. The Parties acknowledge and agree that the Reinsurer paid all required ceding commissions to the Ceding Company with respect to the Existing Liabilities prior to the A&R Effective Time, and there shall be no additional ceding commission due hereunder.

15 ARTICLE IV FUNDS WITHHELD ACCOUNT; ADMINISTRATION; HEDGING PROGRAM Section 4.1. Funds Withheld Account. (a) Prior to the date hereof, the Ceding Company established on its books and records a funds withheld account, which consisted of two (2) segregated custody accounts (collectively, the “Funds Withheld Account”) in accordance with the terms and conditions of the Original Coinsurance Agreement. The Ceding Company shall maintain the Funds Withheld Account under this Agreement. The Ceding Company shall record the Funds Withheld Account Actual Balance as of March 31, June 30, September 30 and December 31 of each calendar year on its statutory financial statements. At all times, the Funds Withheld Account shall be clearly designated as a segregated account on the books and records (and in the information systems) of the Ceding Company. (b) The Funds Withheld Account will be maintained in segregated custody accounts that shall comprise the Funds Withheld Account Assets supporting the Reinsurer’s net retention of the Reinsured Liabilities and managed pursuant to the Custody Agreements (as applicable); provided that, in each case, any assets that the Ceding Company reasonably determines cannot be held in a segregated custody account will not be maintained in the Funds Withheld Account but will be segregated on the books and records of the Ceding Company and will nonetheless constitute Funds Withheld Account Assets. The fees of the custodian incurred pursuant to the Custody Agreements (as applicable) in respect of the Funds Withheld Account shall be borne by the Reinsurer and paid directly from the Funds Withheld Account Assets. (c) The Funds Withheld Account shall comply with the requirements of all applicable Law and shall permit the investment results of the Funds Withheld Account Assets to be determined independently of the investment results of the Ceding Company’s other assets, including the assets of any other segregated account. (d) The Funds Withheld Account Assets shall be managed in accordance with the Investment Policy, and such management shall at all times comply with all applicable Laws of Michigan. The fees of the investment manager incurred in respect of the Funds Withheld Account shall be borne by the Reinsurer and paid directly from the Funds Withheld Account Assets. Section 4.2. Withdrawals. The Funds Withheld Account Assets may be withdrawn and utilized by the Ceding Company (or any successor in interest of the Ceding Company by operation of law, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company) without diminution because of the insolvency of the Ceding Company or the Reinsurer, for the following purposes: (a) to pay the Reinsured Liabilities due pursuant to the provisions of the Reinsured Guaranteed Benefits, but not recovered from the Reinsurer within five (5) Business Days of becoming due and payable hereunder (for the avoidance of doubt, such withdrawals

16 shall consist of Funds Withheld Account Assets with a Fair Market Value not to exceed such Reinsured Liabilities); (b) to pay the Ceding Company the absolute value of any negative Premium Reconciliation Amount pursuant to Section 3.1(d); (c) to pay the Reinsurer the absolute value of any negative Quarterly Settlement Amount for a Quarterly Settlement Period in accordance with Section 5.2; (d) to pay the Reinsurer any Terminal Settlement Amount or Recapture Payment Amount owing to the Reinsurer in accordance with Section 8.4; (e) to pay or reimburse the Ceding Company for any other amounts due to the Ceding Company from the Reinsurer under this Agreement, but not recovered from the Reinsurer within five (5) Business Days of becoming due and payable; and (f) to pay the Ceding Company all amounts remaining in the Funds Withheld Account after the payment of any amount required to be paid under the Terminal Settlement Statement and the Recapture Payment Statement to the Reinsurer in accordance with Section 8.4. Any Funds Withheld Account Assets withdrawn from the Funds Withheld Account in violation of this Section 4.2 shall be promptly returned by the Ceding Company to the Funds Withheld Account. At any time the Ceding Company elects to withdraw assets from the Funds Withheld Account pursuant to this Section 4.2, to the extent reasonably practicable, the Ceding Company shall consult with the Reinsurer and consider the Reinsurer’s reasonable recommendations with respect to the Funds Withheld Account Assets to be withdrawn. Section 4.3. Substitution. The Ceding Company shall have the right to substitute the Funds Withheld Account Assets in the Funds Withheld Account; provided that (a) any such replacement assets are mutually acceptable to the Ceding Company and the Reinsurer and (b) the aggregate Statutory Book Value of the replacement assets to be deposited or credited to the Funds Withheld Account are equal to the aggregate Statutory Book Value of the Funds Withheld Account Assets to be removed from the Funds Withheld Account. Section 4.4. Administration. (a) The Ceding Company agrees to perform or cause to be performed under its direction all administrative services with respect to the Reinsured Guaranteed Benefits: (i) at its own expense (except for amounts due as Expense Allowances and other fees and expenses as set forth on the Quarterly Settlement Report); (ii) in good faith and with the skill, diligence and expertise that experienced and qualified personnel performing such duties would employ in like circumstances; (iii) in the manner of a prudent insurer; and (iv) in conformity in all material respects with all applicable Laws, regulations, rules and orders and the requirements of the Reinsured Guaranteed Benefits and this Agreement. For purposes of this Section 4.4(a), “prudent insurer” means an insurer who complies with all its duties and responsibilities under applicable Laws and takes into account reputational and other issues in respect of itself and its Affiliates.

17 (b) The Reinsurer shall pay Expense Allowances to the Ceding Company. Settlement of Expense Allowances shall be effected in accordance with Section 5.1 and Section 5.2. Section 4.5. Expense Allowance. The Reinsurer shall owe to the Ceding Company with respect to each Quarterly Settlement Period occurring hereunder an expense allowance (each, an “Expense Allowance”) related to the administration of the Reinsured Guaranteed Benefits as set forth on Exhibit A (as such amounts or components thereof may be adjusted as mutually agreed by the Parties from time to time). The Expense Allowance shall be assessed and paid on a quarterly basis as part of each Quarterly Settlement Amount referenced in Section 5.2. Notwithstanding the foregoing, prior to the commencement of each calendar year during the term of this Agreement, the Ceding Company and the Reinsurer shall review, discuss and agree to any proposed adjustments to the Expense Allowance. Any such adjustments mutually agreed to by the Parties shall become effective as of the commencement of the next calendar year, subject to compliance with applicable Law. Section 4.6. Non-Guaranteed Elements. The Ceding Company shall be responsible for determining and setting all discretionary elements relevant to the VA Contracts with Reinsured Guaranteed Benefits or the Reinsured Guaranteed Benefits (as applicable) (“Non-Guaranteed Elements”). The Ceding Company agrees that the Non-Guaranteed Elements shall be determined and set in a manner consistent with the procedures utilized by the Ceding Company to determine and set other discretionary elements of the VA Contracts and benefits not reinsured hereunder, and shall comply with applicable Law, actuarial standards of practice promulgated by the Actuarial Standard Board and the written terms of the VA Contracts (including, for the avoidance of doubt, the Reinsured Guaranteed Benefits). The Reinsurer may, from time to time, make recommendations to the Ceding Company with respect to the establishment of Non- Guaranteed Elements so long as the recommendations comply with applicable Law, actuarial standards of practice promulgated by the Actuarial Standard Board and the written terms of the VA Contracts (including, for the avoidance of doubt, the Reinsured Guaranteed Benefits). The Ceding Company shall fully consider any such recommendations and act reasonably and in good faith in determining whether any such recommendations should be accepted. Section 4.7. Ultimate Authority. Notwithstanding any other provision of this Agreement, the Ceding Company shall retain the ultimate authority to make all final decisions with respect to the administration of the Reinsured Guaranteed Benefits. Section 4.8. Hedging Program. (a) The Hedging Program shall be established pursuant to the Hedging Guidelines. The Ceding Company shall be responsible for the maintenance of the Hedging Program, including all Hedge Administration. Quarterly Hedge Settlement Amounts shall be included in the calculation of Quarterly Settlement Amounts (with respect to the applicable Quarterly Settlement Period) under Article V, with any positive Quarterly Hedge Settlement Amount added to the Quarterly Settlement Amount and any negative Quarterly Hedge Settlement Amount subtracted from the Quarterly Settlement Amount. Notwithstanding anything to the contrary contained herein, any amounts paid (or deemed paid) or received (or deemed received) with respect to the Hedges will be deemed to have been paid (or deemed paid)

18 or received (or deemed received) on the date such payment is reflected in the accounting records of the Ceding Company, regardless of when (or if) such payment is actually made or received by the Ceding Company. (b) The Ceding Company shall enter into any Hedges as principal and shall make any payments due to counterparties to such Hedges from its own accounts and, for the avoidance of doubt, any such posted payments shall only be included in the calculation of any Quarterly Settlement Amounts through the calculation of Quarterly Hedge Net Results. The Ceding Company shall post any Hedge Collateral required with respect to the Hedges from its own accounts, and, for the avoidance of doubt, any such posted Hedge Collateral amounts shall not be included in the calculation of any Quarterly Settlement Amounts. The Ceding Company may execute any Hedges under existing trading documentation and may enter into new trading documentation for purposes of the Hedging Program. (c) The Ceding Company may take any actions that it reasonably deems necessary or incidental to Hedge Administration and performance under the Hedges and shall use commercially reasonable efforts to comply with the Hedging Guidelines. The Reinsurer agrees to cooperate with the Ceding Company in good faith and in a commercially reasonable manner with respect to any requests made by the Ceding Company in connection with the Hedging Program or Hedge Administration. (d) The Quarterly Hedge Net Result for any Quarterly Settlement Period, whether positive or negative, shall be divided into twelve (12) equal amounts (each, a “Quarterly Hedge Net Result Amount”). One (1) Quarterly Hedge Net Result Amount, positive or negative (as applicable), shall be allocated to the Quarterly Hedge Settlement Amount for such Quarterly Settlement Period and each of the remaining eleven (11) Quarterly Hedge Net Result Amounts, positive or negative (as applicable), shall be allocated to one (1) of the eleven (11) Quarterly Settlement Periods immediately succeeding such Quarterly Settlement Period (such eleven (11) negative Quarterly Hedge Net Result Amounts, the “Deferred Hedge Losses” and such eleven (11) positive Quarterly Hedge Net Result Amounts, the “Deferred Hedge Gains”); provided that if the Termination Date would occur prior to the twelfth (12th) successive Quarterly Settlement Period, all Quarterly Hedge Net Result Amounts, whether positive or negative, for Quarterly Settlement Periods that would have concluded after the Termination Date shall be allocated to the Quarterly Settlement Period ending on the Termination Date. Notwithstanding the foregoing, the Ceding Company and the Reinsurer may by mutual agreement accelerate, in whole or in part, the payment of the Quarterly Hedge Net Result Amounts, whether positive or negative. ARTICLE V ACCOUNTING, SETTLEMENT AND REPORTING Section 5.1. Ceding Company Quarterly Settlement Reports. Within thirty (30) calendar days following the end of each Quarterly Settlement Period, the Ceding Company shall deliver to the Reinsurer a quarterly coinsurance settlement report in the form of Schedule 5.1, including the amount of the Funds Withheld Account Actual Balance, the Statutory Reserve Amount, the Quarterly Hedge Net Result, the Quarterly Hedge Settlement Amounts and the

19 Expense Allowance as calculated in accordance with Section 4.5 (the “Quarterly Settlement Report”), in each case as of the end of the last day of such Quarterly Settlement Period. Section 5.2. Remittances. (a) All amounts due to be paid to the Ceding Company or the Reinsurer under this Section 5.2 shall be determined on a net basis. Each net amount due to the Ceding Company or the Reinsurer with respect to each Quarterly Settlement Period as reflected on a Quarterly Settlement Report (the “Quarterly Settlement Amount”) shall be paid as follows: (i) if the Quarterly Settlement Amount indicated in the Quarterly Settlement Report is positive, then the Ceding Company shall increase the Funds Withheld Account Actual Balance by transferring into the Funds Withheld Account an amount in cash or investment assets equal to the Fair Market Value of such Quarterly Settlement Amount within fifteen (15) Business Days following the date of delivery of such Quarterly Settlement Report to the Reinsurer; or (ii) if the Quarterly Settlement Amount indicated in the Quarterly Settlement Report is negative, then the Ceding Company shall be permitted to reduce the Funds Withheld Account Actual Balance by withdrawing from the Funds Withheld Account an amount in cash or investment assets equal to the Fair Market Value of the absolute value of such Quarterly Settlement Amount within fifteen (15) Business Days following the date of delivery of such Quarterly Settlement Report to the Reinsurer (the date of such deposit or withdrawal under subclauses (i) or (ii), the “Quarterly Settlement Date”). (b) The Funds Withheld Account Adjustment payable under this Agreement for each Quarterly Settlement Period shall be determined as of the end of the last day of such Quarterly Settlement Period as set forth in the applicable Quarterly Settlement Report, and after giving effect to the Quarterly Settlement Amount payment for such Quarterly Settlement Period. The Funds Withheld Account Adjustment for each Quarterly Settlement Period shall be payable as follows: (i) if the Funds Withheld Account Adjustment is positive, then the Reinsurer shall pay to the Ceding Company for immediate deposit into the Funds Withheld Account cash or investment assets compliant with the Investment Policy with a Fair Market Value equal to such positive amount no later than fifteen (15) Business Days after the receipt by the Reinsurer of the applicable Quarterly Settlement Report; or (ii) if the Funds Withheld Account Adjustment is negative, then, no later than fifteen (15) Business Days following the date of delivery of the Quarterly Settlement Report to the Reinsurer, the Ceding Company shall withdraw assets with a Statutory Book Value equal to the absolute value of such negative amount from the Funds Withheld Account and pay the absolute value of such negative amount to the Reinsurer. For the avoidance of doubt, any such assets paid by the Ceding Company to the Reinsurer shall be recorded on a Fair Market Value basis when transferred to the Reinsurer.

20 (c) Payments in respect of the Quarterly Settlement Amounts contemplated hereunder shall be due on the dates specified in this Article V, irrespective of the pendency of any dispute. Any delinquent amounts payable under this Section 5.2 shall accrue interest from the date such payment was originally due until the date such payment is made, such interest to accrue at the Interest Rate. (d) Except as otherwise set forth herein, any amount due under this Agreement shall be settled by (i) wire transfer of immediately available funds to the Funds Withheld Account or (ii) the transfer of mutually agreeable investment assets compliant with the Investment Policy to the Funds Withheld Account. Section 5.3. Additional Reporting. Each Party shall provide the other Party with such data and other reporting regarding the performance of such Party under this Agreement as may be reasonably requested by the other Party, including data required to comply with any applicable regulatory requirements. Section 5.4. Access to and Audits of Records. Either Party and its employees and authorized representatives may audit, examine and copy (at the Party’s own expense), during regular business hours any and all books, records, statements, correspondence, reports and other documents that relate to the Reinsured Guaranteed Benefits, the Funds Withheld Account or this Agreement (except as to contents that are covered by the attorney-client or attorney work product privilege), upon giving at least fifteen (15) Business Days’ prior notice to the other Party; provided that the Reinsurer shall not exercise such right more than once per calendar year unless the Ceding Company is in material default of its obligations pursuant to this Agreement; provided, further, that the Ceding Company shall bear the expense of (a) one such audit per calendar year by Reinsurer and (b) all such audits conducted by the Reinsurer while the Ceding Company is in material default of its obligations pursuant to this Agreement. The other Party shall (i) provide a reasonable work space for such audit, examination or copying, (ii) cooperate fully and faithfully, and (iii) disclose the existence of and produce any and all materials reasonably requested to be produced (except materials that are covered by the attorney-client or attorney work product privilege). ARTICLE VI ARBITRATION Section 6.1. Agreement to Arbitrate; Request for Arbitration. As a condition precedent to any right of action arising hereunder, any dispute arising out of or relating to the interpretation, performance or breach of this Agreement, as well as the formation and/or validity thereof, whether arising before or after termination of this Agreement, shall be referred to and resolved by a panel of three arbitrators. Either Party may request arbitration in writing, such request to be using the notice provisions set forth in Section 11.2. Section 6.2. Selection of the Arbitration Panel. One arbitrator shall be chosen by each Party, and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the “Umpire”) who shall preside at the hearing. All arbitrators shall be disinterested active or former officers of life insurance or life reinsurance companies. If either Party fails to

21 appoint its arbitrator within thirty (30) days after the arbitration request is made, the other Party may appoint the second arbitrator. If the two (2) arbitrators are unable to agree upon the appointment of the Umpire within fifteen (15) days of the appointment of the second arbitrator, each appointed arbitrator shall nominate three (3) Umpire candidates. The other appointed arbitrator shall strike two (2) candidates, and the decision between the two (2) remaining candidates shall be determined by a random selection methodology agreed between the two (2) appointed arbitrators. Section 6.3. Confidentiality. All arbitration proceedings initiated hereunder shall be confidential as against third parties. In any court proceedings initiated pursuant or ancillary to such arbitration, the Parties shall attempt to file arbitration papers “under seal” or under a similar designation to preserve and ensure the confidential nature of the proceeding. Section 6.4. Scheduling. Within thirty (30) days after notice of appointment of all arbitrators, the Parties hereto shall use reasonable best efforts to cause the panel to meet and determine timely periods for briefs, discovery procedures and schedules for a hearing. Section 6.5. Conduct of the Arbitration and the Award. The panel shall be relieved of all judicial formality and shall not be bound by rules of procedure and evidence. The arbitration shall take place in Lansing, Michigan unless otherwise agreed between the Parties. The decision of any two (2) arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate. Judgment upon the award may be entered in any court having jurisdiction thereof. Section 6.6. Costs. Each Party shall bear the costs of the arbitrator it selected and will bear, jointly and equally with the other Party, the costs of the Umpire. The panel will allocate the remaining costs of the arbitration. The panel may, at its discretion, award such further costs, interest and expenses as it considers appropriate, including without limitation, legal fees, provided, however, that the panel shall not award punitive, exemplary or consequential damages. ARTICLE VII INSOLVENCY Section 7.1. Payment of Reinsured Guaranteed Benefits under an Insolvency. In the event of the insolvency of the Ceding Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Ceding Company or to its statutory liquidator or statutory successor on the basis of the liability of the Ceding Company under the Reinsured Guaranteed Benefits without diminution because of the insolvency of the Ceding Company. Section 7.2. Required Notice of and Defense against Claims. In the event of the insolvency of the Ceding Company while reinsurance as to any Reinsured Guaranteed Benefits is in effect under this Agreement, the conservator, liquidator, receiver or statutory successor of the Ceding Company shall give the Reinsurer written notice of the pendency of a claim against the Ceding Company with respect to Reinsured Guaranteed Benefits within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the

22 Reinsurer may, at its own expense, investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Ceding Company or its conservator, liquidator, receiver or statutory successor. Section 7.3. Insolvency of Reinsurer. In the event of the insolvency of the Reinsurer, all amounts due but not paid to the Reinsurer by the Ceding Company on such date under this Agreement, regardless of the date on which they became due, and all amounts which become due to the Reinsurer by the Ceding Company after that date under this Agreement may be retained by the Ceding Company and set off against the amounts due by Reinsurer under this Agreement, whether they were due before the insolvency or became due after. The balance only, if any, shall be payable by the Ceding Company to the Reinsurer at the expiry of all liability under this Agreement. ARTICLE VIII DURATION AND TERMINATION Section 8.1. Duration. This Agreement shall continue in force until the termination date (the “Termination Date”), which shall occur at such time as (a) the Ceding Company’s liability with respect to all Reinsured Guaranteed Benefits is terminated, (b) this Agreement is terminated by the mutual written consent of the Reinsurer and the Ceding Company or (c) the date on which this Agreement is terminated in accordance with Section 8.2 or Section 8.3, in each case, subject to the settlement of all amounts due to the Ceding Company under this Agreement with respect to such termination. In the event the Reinsurer’s liability shall have terminated pursuant to clause (a) of the preceding sentence due to the termination of the Ceding Company’s liability under the last Reinsured Guaranteed Benefit, then the date on which such liability terminates shall be the “Termination Date” and there shall be a terminal accounting and release of the Funds Withheld Account as provided in Section 8.4. Section 8.2. Termination by the Ceding Company. Upon the occurrence of a Ceding Company Termination Event, the Ceding Company shall have the right (but not the obligation) to terminate this Agreement and recapture all (but not less than all) of the Reinsured Liabilities by providing written notice of its intent to terminate to the Reinsurer. Termination of this Agreement shall be effective on the date specified in such notice, subject to any further requirements of Michigan Law. Upon termination of this Agreement pursuant to this Section 8.2, the Ceding Company shall be deemed to have recaptured and reassumed all Reinsured Liabilities (excluding clause (c) (Reinsurer Extra-Contractual Obligations) of the definition thereof, which, in all cases, shall remain with the Reinsurer and for which the Reinsurer shall indemnify and hold the Ceding Company harmless therefor, to the extent not taken into account in the determination of the Recapture Payment Amount), and there shall be a terminal accounting and release of any remaining balance of the Funds Withheld Account as provided in Section 8.4. Section 8.3. Termination by the Reinsurer. Upon the occurrence of a Reinsurer Termination Event, the Reinsurer shall have the right (but not the obligation) to terminate this Agreement by providing written notice of its intent to terminate to the Ceding Company.

23 Termination of this Agreement shall be effective on the date specified in such notice, subject to any further requirements of Michigan Law; provided that such date shall not be prior to the date on which the Reinsurer Termination Event occurred. Upon termination of this Agreement pursuant to this Section 8.3, the Ceding Company shall be deemed to have recaptured and reassumed all Reinsured Liabilities (excluding clause (c) (Reinsurer Extra-Contractual Obligations) of the definition thereof, which, in all cases, shall remain with the Reinsurer and for which the Reinsurer shall indemnify and hold the Ceding Company harmless therefor, to the extent not taken into account in the determination of the Recapture Payment Amount), and there shall be a terminal accounting and release of any remaining balance of the Funds Withheld Account as provided in Section 8.4. Section 8.4. Terminal Accounting and Settlement. (a) In connection with the termination of this Agreement, the Ceding Company shall prepare and deliver to the Reinsurer a settlement statement within forty-five (45) calendar days of the Termination Date setting forth, as applicable, (i) the terminal settlement amount for the Terminal Settlement Period, as calculated in accordance with Schedule 8.4(a)(i) (such amount, the “Terminal Settlement Amount” and such statement, the “Terminal Settlement Statement”), and (ii) the recapture payment amount, as calculated in accordance with Schedule 8.4(a)(ii) (such amount, the “Recapture Payment Amount” and such statement, the “Recapture Payment Statement”). (b) All payments pursuant to the Terminal Settlement Statement and Recapture Payment Statement shall be made within thirty (30) Business Days of the Reinsurer’s receipt of the Terminal Settlement Statement and Recapture Payment Statement. Following payment of the Terminal Settlement Amount and the Recapture Payment Amount, any remaining balance of the Funds Withheld Account shall be released to the Reinsurer. (c) In the event that, subsequent to the Termination Date, an adjustment to the Terminal Settlement Amount or the Recapture Payment Amount is necessary, a supplemental Terminal Settlement Amount or Recapture Payment Amount, as applicable, will be calculated by the Ceding Company and a report shall be delivered by the Ceding Company to the Reinsurer. Any amount owed to either Party by reason of such supplemental Terminal Settlement Amount or Recapture Payment Amount, as applicable, shall be paid within ten (10) Business Days of the Reinsurer’s receipt of such supplemental report. (d) The payment of the Terminal Settlement Amount and Recapture Payment Amount or supplemental Terminal Settlement Amount and Recapture Payment Amount, if any, upon a termination shall constitute a complete and final release of each Party in respect of any and all known and unknown present and future obligations or liability of any nature to the other Party under this Agreement.

24 ARTICLE IX REPRESENTATIONS AND WARRANTIES Section 9.1. Representations and Warranties of the Ceding Company. The Ceding Company represents and warrants to the Reinsurer (which has relied upon these representations in entering into this Agreement) that as of the date hereof: (a) Organization. The Ceding Company is a corporation duly organized and validly existing under the Laws of the State of Michigan and it has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. (b) Authorization. This Agreement has been duly authorized, executed and delivered by the Ceding Company and, assuming the due authorization, execution and delivery of this Agreement by the Reinsurer, constitutes a legal, valid and binding obligation of the Ceding Company, enforceable against the Ceding Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to or affecting creditors’ or insurance company creditors’ rights generally. (c) No Conflict or Violation. The execution and delivery of this Agreement does not, and the performance by the Ceding Company of its obligations hereunder will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the articles or certificate of incorporation and bylaws or comparable organizational documents of the Ceding Company, (ii) any contract, permit, order, judgment or decree to which the Ceding Company is a party, (iii) any order of any Governmental Authority or (iv) any applicable Law. (d) No Reinsurance Intermediaries. The Ceding Company has not engaged any reinsurance broker or other intermediary to perform any services in connection with this Agreement, and no reinsurance broker or other intermediary is entitled to any commission or other compensation in connection with the transactions contemplated by this Agreement. Section 9.2. Representations and Warranties of the Reinsurer. The Reinsurer represents and warrants to the Ceding Company (which has relied upon these representations in entering into this Agreement) that as of the date hereof: (a) Organization. The Reinsurer is a company duly incorporated, organized and validly existing under the Laws of the State of Michigan and it has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. (b) Authority to Reinsure. The Reinsurer is a pure captive insurance company duly licensed or accredited to conduct the business of reinsurance of the Reinsured Guaranteed Benefits under the Laws of the State of Michigan. (c) Authorization. This Agreement has been duly authorized, executed and delivered by the Reinsurer and, assuming the due authorization, execution and delivery of this Agreement by the Ceding Company constitutes a legal, valid and binding obligation of the Reinsurer, is enforceable against the Reinsurer in accordance with its terms, subject to the effect

25 of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws relating to or affecting creditors’ or insurance company creditors’ rights generally. (d) No Conflict or Violation. The execution and delivery of this Agreement does not, and the performance by the Reinsurer of its obligations hereunder will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the bylaws or any comparable organizational documents of the Reinsurer, (ii) any contract, permit, order, judgment or decree to which the Reinsurer is a party, (iii) any order of any Governmental Authority or (iv) any applicable Law. (e) No Reinsurance Intermediaries. The Reinsurer has not engaged any reinsurance broker or other intermediary to perform any services in connection with this Agreement and no reinsurance broker or other intermediary is entitled to any commission or other compensation in connection with the transactions contemplated by this Agreement. ARTICLE X REINSURANCE CREDIT Section 10.1. Reinsurance Credit. (a) The Parties intend that the Ceding Company be able to obtain full statutory financial statement credit for the reinsurance provided by this Agreement in all applicable jurisdictions throughout the entire term of this Agreement. Upon the occurrence of any event that, if continuing as of the end of any financial statement period, would be reasonably likely to result in the Ceding Company being unable to take full statutory financial statement credit for the reinsurance provided by this Agreement in all such jurisdictions for any reason (a “Reinsurance Credit Event”), the Reinsurer shall, as soon as practical, enter into a statutory trust agreement, deliver letters of credit or provide any other form of security acceptable to the applicable Governmental Authorities of all jurisdictions to which the Ceding Company is subject, or take any other action, the effect of which would enable the Ceding Company to receive full statutory reserve credit for reinsurance ceded to the Reinsurer under this Agreement. (b) It is understood and agreed that any term or condition required by applicable Law to be included in this Agreement for the Ceding Company to receive full statutory financial statement credit for the reinsurance provided by this Agreement shall be deemed to be incorporated in this Agreement by reference. Furthermore, the Reinsurer and the Ceding Company agree to act in good faith to amend this Agreement and other documents and enter into new agreements to the extent required under applicable Law in order to provide the Ceding Company with such full statutory financial statement credit. ARTICLE XI MISCELLANEOUS Section 11.1. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement among the Parties with respect to the subject matter

26 hereof and thereof and supersedes all prior negotiations, discussions, writings, agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof and thereof. Section 11.2. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand, (b) when sent by email or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses and email addresses (or to such other address or email address as a Party may have specified by notice given to the other Party pursuant to this provision): If to the Ceding Company, to: Jackson National Life Insurance Company 1 Corporate Way Lansing, Michigan 48951 Attention: Chief Actuary Email: lin.sun@jackson.com with copies (which shall not constitute notice to the Ceding Company for the purposes of this Section 11.2) to: Jackson National Life Insurance Company 1 Corporate Way Lansing, Michigan 48951 Attention: General Counsel Email: scott.golde@jackson.com Attention: Corporate Legal Email: mb_corporatelegal@jackson.com If to the Reinsurer, to: Brooke Life Reinsurance Company 1 Corporate Way Lansing, Michigan 48951 Attention: Chief Financial Officer Email: don.cummings@jackson.com with a copy (which shall not constitute notice to the Reinsurer for the purposes of this Section 11.2) to: Brooke Life Reinsurance Company 1 Corporate Way Lansing, Michigan 48951 Attention: Corporate Legal Email: mb_corporatelegal@jackson.com

27 Section 11.3. Confidentiality. Each of the Parties shall maintain the confidentiality of all information related to this Agreement, the Reinsured Liabilities and the Reinsured Guaranteed Benefits. Section 11.4. Errors, Omissions, Misunderstandings and Oversights. If any failure to pay amounts due or to perform any other act required of either Party under this Agreement is shown to be unintentional and caused by misunderstanding, oversight or clerical error, the Parties will promptly adjust the situation to what it would have been had the mistake, misunderstanding or oversight not occurred. If it is not possible to restore each Party to the situation that would have been absent such mistake, misunderstanding or oversight, the Parties will endeavor in good faith to resolve the situation in a manner that is fair and reasonable and most closely approximates the intent of this Agreement. Section 11.5. Amendment; Modification and Waiver. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial waiver preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Section 11.6. No Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Section 11.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under it may be directly or indirectly assigned, delegated, sublicensed or transferred by either Party, in whole or in part, to any other Person (including any bankruptcy trustee) whether voluntarily or involuntarily, without the receipt of the prior written consent of the other Party, and any attempted or purported assignment in violation of this Section 11.7 will be null and void; provided that the Reinsurer may retrocede to any other reinsurers any portion of the liabilities assumed by the Reinsurer under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns. Section 11.8. Further Assurances. Each Party agrees to cooperate fully with the other Party and to execute such further instruments, agreements, powers of attorney or other documents and to give such further written assurance as may be reasonably requested by any other Party to evidence, reflect and effectuate the transactions described and contemplated hereby and to carry into effect all the intents and purposes of this Agreement. Section 11.9. Governing Law. This Agreement and its enforcement will be governed by, and interpreted in accordance with, the laws of the State of Michigan applicable to agreements made and to be performed entirely within such state without regard to the conflicts of law provisions thereof.

28 Section 11.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by scanned image or other electronic means, including files in .pdf or .jpeg or generally recognized e-signature technology (e.g., DocuSign or Adobe Acrobat Sign) intended to preserve the original graphic or pictorial appearance of a document. Section 11.11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable. Section 11.12. Tax Matters. (a) Each of the Ceding Company and the Reinsurer is subject to taxation under Subchapter L of Chapter 1 of Subtitle A of the Code. The Ceding Company and the Reinsurer hereby elect pursuant to Section 1.848-2(g)(8) of the Treasury Regulations to determine specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code (the “Election”). Each of the Ceding Company and the Reinsurer agrees that (i) the Election shall be effective for the taxable year of each Party that includes the date of the Agreement and for all subsequent taxable years during which this Agreement remains in effect and (ii) it shall take no action to revoke the Election. (b) The terms used in this Section 11.12 are defined by reference to Section 1.848-2 of the Treasury Regulations in effect as of the date of this Agreement. (c) Each Party agrees to attach to its U.S. federal income Tax return filed for the first taxable year ending after the Election becomes effective (and each year thereafter) a schedule that identifies this Agreement as the subject of the Election, and each Party agrees that it shall file its respective U.S. federal income Tax returns in a manner consistent with the provisions of Treasury Regulations Section 1.848-2. The Party with the net positive consideration under this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code. (d) To ensure consistency of reporting between the Parties or as otherwise required by the Internal Revenue Service, the Parties agree to exchange information pertaining to the amount of net consideration deemed to be paid pursuant to this Agreement. The Ceding Company shall submit to the Reinsurer by May 15 each year its calculation of the amount of the net consideration for the preceding calendar year. This schedule of calculations shall be

29 accompanied by a statement that the Ceding Company will report such amount of net consideration in its tax return for the preceding calendar year. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) calendar days of Reinsurer’s receipt of the Ceding Company’s calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer shall report the net consideration as determined by the Ceding Company in the Reinsurer’s Tax return for the previous calendar year. If the Reinsurer contests the Ceding Company’s calculation of the net consideration, the Parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) calendar days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each Party shall report such amount in their respective Tax returns for the previous calendar year. If the Ceding Company and the Reinsurer do not reach agreement on the calculation of net consideration with such thirty (30) calendar day period, then the net consideration for the preceding calendar year shall be determined by an independent accounting firm, selected by the Ceding Company and reasonably acceptable to the Reinsurer, within twenty (20) calendar days after the expiration of such thirty (30) calendar day period. All fees and expenses relating to the work performed by the independent accounting firm shall be shared equally between the Ceding Company and the Reinsurer. Section 11.13. Tax Forms. On or before the date hereof, and at such times as the Ceding Company may reasonably request, the Reinsurer shall provide to the Ceding Company a properly executed IRS Form W-9, in form and substance satisfactory to the Ceding Company, certifying the Reinsurer’s Employer Identification Number and that the Reinsurer is not subject to U.S. federal backup withholding. Section 11.14. Survival. Upon termination of this Agreement for any reason whatsoever, the obligations, terms or conditions set forth in Article VI, Section 11.3 and Section 11.12 shall survive such termination. Section 11.15. Territories. This Agreement covers any territory in which (a) any Reinsured Guaranteed Benefits are issued or sold, (b) any Contract Owner, annuitant, insured or beneficiary of any Reinsured Guaranteed Benefits is located or (c) there is any claim relating to any Reinsured Liabilities, or otherwise arising under this Agreement. Section 11.16. OFAC Exclusion. Neither the Ceding Company nor the Reinsurer shall be required to take any action under this Agreement that would result in it being in violation of any OFAC Laws, including making any payments in violation of OFAC Laws. Should either Party discover or otherwise become aware that a reinsurance transaction has been entered into or a payment has been made in violation of any OFAC Law, the Party who first becomes aware of the violation of OFAC Laws shall promptly notify the other Party and the Parties shall reasonably cooperate in order to take all reasonably necessary corrective actions. [The remainder of this page is intentionally left blank.]

[Signature Page to Amended and Restated Variable Annuities Funds Withheld Coinsurance Agreement] IN WITNESS WHEREOF, the Parties hereby execute this Agreement as of the date first set forth above. JACKSON NATIONAL LIFE INSURANCE COMPANY By: Name: Craig A. Anderson Title: SVP & Controller BROOKE LIFE REINSURANCE COMPANY By: Name: Don W. Cummings Title: EVP & Chief Financial Officer

Schedule 5.1 Form of Quarterly Settlement Reports [Date] I Amounts Due to Reinsurer A Guaranteed Benefit Fees $ - Total Amount Due to Reinsurer $ - II Amounts Due Ceding Company A Reinsured Guaranteed Benefits $ - B Premium Taxes - C Extra Contractual Obligations - D Expense Allowance - E Quarterly Hedge Settlement Amount - F Custody Agreement Fees - G Investment Management Agreement Fees - Total Amount Due to Ceding Company $ - Interim settlements from Funds Withheld Account #1 $ - Quarterly Settlement Amount - Balance Due to/(from) Funds Withheld Account #1 and due (to)/from Ceding Company $ -

III Funds Withheld Account Adjustment - Section 5.2(b) A Funds Withheld Account #1 Balance as of the end of the applicable Settlement Period $ - B Adjustment to Funds Withheld Account #1 for Quarterly Settlement Amount - Total Funds Withheld Account #1 $ - C Funds Withheld Account #1 Required Balance as of the end of the applicable Settlement Period. - Funds Withheld Account Adjustment - Balance Due to/(from) Funds Withheld Account #1 and due (to)/from Reinsurer $ - IV Hedging Outcome A Deferred Hedge Results as of the end of the applicable Settlement Period $ - B Quarterly Hedge Net Result $ - V Funds Withheld Account #1 Required Balance A Statutory Reserve Amount $ - B IMR $ -

Schedule 8.4(a)(i) Form of Terminal Settlement Statement [Termination Date] I Amounts Due to Reinsurer - Terminal Settlement Period A Guaranteed Benefit Fees $ - B Pro-Rated Ceding Commission - Total Amount Due to Reinsurer $ - II Amounts Due Ceding Company - Terminal Settlement Period A Reinsured Guaranteed Benefits $ - B Premium Taxes - C Extra Contractual Obligations - D Expense Allowance - E Deferred Hedging Results (Gains)/Losses - F Quarterly Hedge Net Result - G Custody Agreement Fees - H Investment Management Agreement Fees - I Statutory Reserves + IMR as of Termination Date - Total Amount Due to Ceding Company $ - Interim settlements from Funds Withheld Account #1 $ -

Terminal Settlement Balance Due to/(from) Funds Withheld Account #1 and due (to)/from Ceding Company $ -

Schedule 8.4(a)(ii) Form of Recapture Payment Statement [Recapture Effective Date] I Funds Withheld Account Adjustment - Terminal Settlement Period A Funds Withheld Account #1 Balance as of the end of the Terminal Settlement Period $ - B Adjustment to Funds Withheld Account #1 for settlement of Terminal Settlement Period - Total Funds Withheld Account #1 $ - C Funds Withheld Account #1 Required Balance as of the end of the Terminal Settlement Period. (Equals $0) - Recapture Payment Amount Due from Funds Withheld Account #1 and due to Reinsurer $ -

Exhibit A Expense Allowance The Expense Allowance payable by the Reinsurer to the Ceding Company with respect to each Quarterly Settlement Period shall be calculated in accordance with the following formula (as such amounts or components hereof may be adjusted as mutually agreed by the Parties from time to time): • an annual percentage mutually agreed by the Parties in respect of the Reinsured Guaranteed Benefits multiplied by the Guaranteed Lifetime Withdrawal Base in respect of such Reinsured Guaranteed Benefits divided by four (4); plus • an annual dollar amount mutually agreed by the Parties in respect of each Reinsured Guaranteed Benefit (which dollar amount shall be determined prior to, and effective on, January 1st of each year after the A&R Effective Time) divided by four (4).1 In determining the mutually agreed Expense Allowance calculation, the Parties acknowledge that the intent is for the Expense Allowance to cover the actual anticipated costs of the Ceding Company in respect of the administration of the Reinsured Guaranteed Benefits. 1 For the avoidance of doubt, if any such VA Contracts are issued with multiple guaranteed benefits, such dollar amount per contract expense shall only be required per contract (and not per guaranteed benefit).

Exhibit B Hedging Guidelines [See attached]

1 Exhibit B Hedging Guidelines 1. Purpose These Hedging Guidelines establish the approach Jackson National Life Insurance Company (the “Ceding Company”) will use while fulfilling its Hedge Administration responsibilities on behalf of Brooke Life Reinsurance Company (the “Reinsurer”) under the Coinsurance Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Coinsurance Agreement. These Hedging Guidelines summarize the detailed hedging approach described in the Asset Liability Management Policy, as amended from time to time, applicable to the Reinsurer and/or the Ceding Company (“ALM Policy”), which is subject to approval by the Reinsurer Board of Directors and the Ceding Company Board of Directors. The ALM Policy is incorporated herein by reference. In the event there are any inconsistencies between subsequent amendments to the ALM Policy and these Hedging Guidelines, the amended ALM Policy provisions will prevail and take precedence. 2. Risks The Ceding Company, on behalf of the Reinsurer, will manage the equity and interest rate risks associated with the Reinsured Liabilities by executing Hedges. Other risks associated with the Reinsured Liabilities, such as operational risk and insurance risk, are outside the scope of th e Hedging Program. The Ceding Company will implement the Hedging Program in compliance with any applicable risk limits agreed to from time to time by the Reinsurer and the Ceding Company. 3. Hedge Objective The main objective of the Hedging Program is to manage the equity risk and interest rate risk associated with the Reinsured Liabilities on a modified GAAP basis, as fully defined in the ALM Policy and monitored on at least a weekly basis. 3.1. Offsetting Exposures Where possible, the Ceding Company will seek to find offsetting exposures across the assets and liabilities subject to the Coinsurance Agreement to minimize transaction costs. This means that exposures will generally be considered on a net basis before entering into any Hedges. 3.2. Hedge Effectiveness The Hedging Program’s effectiveness is determined by comparing the actual performance of Hedge assets against the corresponding liability movements, with equity and interest rate impacts

2 evaluated separately. The Ceding Company will evaluate effectiveness through monthly reporting based on weekly results. 3.3. Cost Effectiveness The Ceding Company will consider the current volatility environment and expected Hedge costs as a factor when making decisions related to its Hedge Administration. 4. Other Controls and Practices All Hedge activity must be compliant with relevant state and federal regulations and laws. Any use of Hedges must be consistent with the Reinsurer’s and the Ceding Company’s internal control environment. 4.1 Use of Hedges All types of Hedges expressly authorized in the ALM Policy are authorized for use by the Ceding Company as part of the Hedging Program. The use of any other Hedges is subject to approval by both the Ceding Company Board of Directors (or any standing committee at the Ceding Company to which the Ceding Company Board of Directors has delegated this authority) and the Reinsurer Board of Directors. Any use of Hedges must be consistent with achieving the goals and requirements of these Hedging Guidelines. 4.2. Counterparty Selection The use of Hedges must comply with the Ceding Company’s and Reinsurer’s existing framework for managing counterparty exposure that applies collectively to all parents, affiliates and subsidiaries of Ceding Company and Reinsurer, which may include limits on the amount of risk exposure allowed with a Hedge counterparty of a given credit quality. 5. Ceding Company Responsibilities The Ceding Company is responsible for Hedge Administration, including all tasks, functions and activities reasonably necessary or incidental to initiate, renew, manage and administer the Hedging Program, including, but not limited to, negotiating and executing any trading documentation, selecting counterparties, requesting quotes, placing orders, posting margin Hedge Collateral, making variation margin and other scheduled payments or terminating or settling any Hedges. Notwithstanding the foregoing, the Ceding Company will: • Build and maintain models sufficient to measure relevant business risks, meet regulatory requirements, and provide risk analysis; • Develop and maintain hedging models and reports to ensure proper functioning and monitoring of the Hedging Program;

3 • Provide Hedging Program or Hedge related information in a format and frequency as reasonably requested by the Reinsurer; and • Maintain sufficient policies and other documentation to qualify the Hedging Program for SAP purposes as a Clearly Defined Hedging Strategy (or any similar category defined in future versions of the SAP requirements) and perform associated back-testing on at least an annual basis.